Exhibit 10.1

              MINERAL CLAIM OPTION AND PURCHASE AGREEMENT (AMENDED)

THIS AGREEMENT made as of the 24th day of August, 2009

BETWEEN:

          Reggie Burleson

          14365 Primrose Rd.,
          Hesperia, Ca, 92345
          (herein "Burleson')

          Kim Asher and Richard Todd
          14365 Primrose Rd.,
          Hesperia, Ca, 92345
          (herein "Asher")

          (Hereinafter collectively referred to as the "Vendor") OF THE FIRST
          PART

AND:

          USA Uranium Corp., a Nevada Corporation, having an office at

          40318 Barington Dr., Palm Desert, Ca 92211

          (Hereinafter referred to as the "Purchaser") OF THE SECOND PART

WHEREAS:

A. The Vendor is the owner of eighteen (18) unpatented mineral mining claims (ten (10) as to Burleson and eight (8) as to Asher) located in Sections 9-11, 14, and 15, Township 6 North, Range 2 West, San Bernadino Meridian, along the southwest flank of Sidewinder Mountain, 15 miles east-northeast of Victorville, California USA (herein the "Property" and more properly identified in Schedule A hereto attached)

B. The Purchaser has agreed to Option and Purchase and the Vendor has agreed to option and sell the Property on the terms and conditions hereinafter set forth.

REPRESENTATIONS AND WARRANTIES OF THE VENDOR

1.   The Vendor represents and warrants the purchaser that:

     a.   it is legally entitled to hold the Property and the Property Rights.
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     b.   It is, and at the time of each transfer to the Purchaser of mineral claims comprised in the Property it will be, the recorded holder and beneficial owner of all of the mineral claims comprising the Property free and clear of all liens, charges and claims of other, except as noted on Schedule "A", and no taxes or rentals are due in respect of any thereof;

     c. The mineral claims comprised in the Property have been duly and validly located and recorded pursuant to the laws of the jurisdiction in which the property is situate and, except as specified in Schedule "A" and accepted by the Purchaser, are in good standing with respect to all filings, fees, taxes, assessments, work commitments or other conditions on the date hereof.

     d. There is no adverse claim or challenge against or to the ownership of or title to any of the mineral claims comprising the Property, nor to the knowledge of the Vendor, is there any basis therefore, and there are no outstanding agreements or options to acquire or purchase the Property or any portion thereof, and no person other than the Vendor, pursuant to provisions hereof, has any royalty or other interest whatsoever in production from any of the mineral claims comprising the Property other than as set out in Schedule "A"

     e. Vendor will cooperate with Purchaser to allow Purchaser free access to the site at their own risk to complete any and all onsite inspections of the property. All costs of any such processes are to be paid by the Purchaser.

     f. Mr. Michael Talbot represents both Purchaser and Vendor and shall be entitled to a sale commission of 5% of the agreed sale price payable at the close of escrow from the Vendor's proceeds as per their separate contract.

2. The representations and warranties contained in this Section are provided for the exclusive benefit of the Purchaser, and a breach of any one or more thereof may be waived by the Purchaser in whole or in part at any time without prejudice to its rights in respect of any other breach of the same or any other representations or warranty, and the representations and warranties contained in this section shall survive the execution hereof.

REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

3. All payments per this agreement must be made within 30 days of the due date; otherwise the Property with all rights reverts back to the Vendor.

4. The work program recommended by Donald G. Strachan in his report of January 2004, as reviewed and revised by Dr. Earl Abbott with a minimum valuation of $250,000 is to be completed within one year from the date hereof (the "Option Period") or all right title and interest in and to the Property reverts to the Vendor. An equivalent cash payment may be made to the Vendor instead of the work commitment.

OPTION AND PURCHASE AND SALE

5. The Vendor agrees to grant the Purchaser a one (1) year option (the "Option") from the date hereof to purchase the Property. To exercise the Option the Purchaser shall have fulfilled the terms of clause four (4)

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6.   The Vendor agrees to option and sell and the purchaser agrees to purchase a
     100% undivided interest in and to the property free and clear of all charges, encumbrances and claims, except for those set out in Schedule "A"

7. In consideration of the Option and Sale of the property by the Vendor the Purchaser shall pay the following sums to the Vendor in stages as follows:

     a. upon signing issue three million shares (the "Option Shares") to the Vendor (of which 250,000 of the Option Shares shall immediately be free trading)
     b. 90 days from signing a further 250,000 of the Option Shares shall become free trading
     c. 180 days from signing a further 250,000 of the Option Shares shall become free trading
     d. 270 days from signing a further 250,000 of the Option Shares shall become free trading
     e. Up to one year from signing this Agreement the Purchaser shall be able to exercise the Option to Purchase by paying to the Vendor the following as the Purchase Price (the "Purchase Price"):

          i. The Purchaser shall issue to the Vendor a further seven (7) million shares and,
          ii. The Purchaser shall make a cash payment equivalent to and determined by subtracting the value (based upon 30 day average trading value of the shares), on Option exercise date of the ten
               (10) million shares from the value of 10% of the minable reserves proven on the Property,
          iii. Provided that the total option exercise and Purchase Price of the 10 million shares and the cash payment, if any, shall not exceed ten (10) million dollars.
          iv. The shares and cash determined hereunder shall constitute the Purchase price of the Property.

8. The Purchaser agrees to divide any specimen gold discovered during the exploration equally between the two parties until the option has been exercised and the Property purchased.

OTHER OBLIGATIONS OF THE PURCHASER

9. The Purchaser agrees to maintain in good standing those mineral claims comprised in the Property by the doing and filing of assessment work or the making of payments in lieu thereof, by the payment of taxes and rentals, and the performance of all other actions which may be necessary in that regard and in order to keep such mineral claims free and clear of all liens and other charges arising from the purchaser's activities thereon except those at the time contested in good faith by the Purchaser;

10. The Purchaser agrees to do all work on the property in a good and workman like fashion and in accordance with all applicable laws, regulations, orders and ordinances of any governmental authority.

11. The Purchaser agrees to indemnify and save the Vendor harmless in respect of any and all costs, claims, liabilities and expenses arising out of the Purchasers activities on the Property, but the Purchaser shall incur no obligation hereunder in respect of claims arising or damages suffered after termination of the Purchase Agreement if upon termination of the Agreement any workings on or improvements to the Property made by the Purchaser are left in a safe condition in accordance with government regulations and laws.

12. The Purchaser agrees to provide the Vendor with copies of all technical report, assays and maps resulting from their work on this Property.

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13.  Area of interest Clause: It is understood and agreed that in the event either party stakes additional claims within one mile of the existing outer boundary of the Property, those claims will become part of this agreement.

TERMINATION OF PURCHASE AGREEMENT

14. Prior to the payment in full of the Purchase price and completion of the work commitments, the Purchaser may terminate the Purchase Agreement by notice to the Vendor.

15. If the Purchase Agreement is terminated by the Purchaser or the Vendor, prior to the payment of Purchase Price in full and the completion of the work commitments the obligations of the Purchaser stop at the balance of the Purchase Price then outstanding and complete the work commitments shall end and the purchaser shall:

     a. leave in good standing for a period of at least three months from the termination of the Purchase Agreement those mineral claims comprised in the property
     b. deliver to the Vendor a Bill of Sale or other proper form of transfer documents (if necessary), in recordable form whereby the right, title, and interest in and to the property has been transferred to the Vendor or its nominees, free and clear of all liens or charges arising from the purchasers activities on the property, and;
     c. deliver at no cost to the Vendor within 90 days of such termination, copies of all reports, maps, assay results and other relevant technical data complied by, prepared at the direction or, or in the possession of the purchaser with respect to the Property and not theretofore furnished to the Vendor.

TRANSFER OF TITLE

16. Concurrently with the exercise of the Option and payment of the Purchase Price included in this agreement, the Vendor shall deliver to the Purchaser duly executed transfers of the 100% interest in the Property.

GENERAL TERMS

17. This Agreement shall supersede and replace any other agreement or arrangement, whether oral or written, heretofore existing between the parties in respect of the subject matter of this agreement.

18. This Agreement shall endure to the benefit of and be binding upon the parties and their respective successors and permitted assigns.

19. This Agreement shall be governed by and construed in accordance with the laws of California and shall be subject to the approval of all securities regulatory authorities having jurisdiction.

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In witness whereof the parties hereto have executed this agreement as of the day and year first above written:

Signed Sealed and Delivered by

USA Uranium Corp as represented by its
President and CEO Karl Harz                       /s/ Karl Harz
                                                  ------------------------------
                                                  USA Uranium Corp
                                                  Karl Harz, President/CEO

Signed Sealed and Delivered by
Reggie Burleson                                   /s/ Reggie Burleson
                                                  ------------------------------
                                                  Reggie Burleson

Signed Sealed and Delivered by
Kim Asher/Richard Todd by their P of A            /s/ Reggie Burleson
                                                  ------------------------------
                                                  Reggie Burleson P of A

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Schedule "A"  MINERAL CLAIM IDENTIFICATION

La Dama de Oro property consists of eighteen (18) unpatented mining claims owned by the Burleson family. Their mailing address is c/o Reggie Burleson, 14356 Primrose Road, Hesperia, California 92345. The claims are contiguous and are located in Sections 9-11, 14, and 15, Township 6 North, Range 2 West, San Bernadino Meridian, along the southwest flank of Sidewinder Mountain, 15 miles east-northeast of Victorville, California




                          [MAP SHOWING CLAIM LOCATION]






Liens charges and claims against above claims - None
Claim Status - All in good standing
Other Agreements or Options on above claims - None
Charges encumbrances and claims on above mineral claims - None.

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